UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 8, 2016, GTT Communications, Inc. (“GTT”) priced its previously announced private offering of $300 million aggregate principal amount of Senior Notes due 2024 (the “Notes”).  The Notes priced with a coupon of 7.875% and at an issue price of 100% of their face amount.  The offering is expected to close on or about December 22, 2016, subject to customary closing conditions.

GTT intends to use the net proceeds from the offering to partially finance its previously announced acquisition of Hibernia Networks (“Hibernia”), to repay certain existing indebtedness, to pay various fees and expenses incurred in connection with the Hibernia acquisition and related financing transactions, and for general corporate purposes.

The Notes will initially be issued by a wholly owned subsidiary of GTT and, upon consummation of the Hibernia acquisition and related refinancing of GTT’s existing credit facilities, GTT will assume the Notes and the Notes will be guaranteed on a senior unsecured basis by certain of GTT’s subsidiaries, including Hibernia. To the extent the Hibernia acquisition does not close by May 5, 2017, GTT would be required to redeem the Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The disclosure above contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the offering and the Hibernia acquisition, and the anticipated use of proceeds of the offering. There can be no assurance that the offering will be consummated.  Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in GTT’s filings with the Securities and Exchange Commission. Although GTT believes that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by GTT, or any other person, that such forward-looking statements will be achieved. The business and operations of GTT are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. GTT undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTT COMMUNICATIONS, INC.

By:	/s/ Michael T. Sicoli
Michael T. Sicoli
Chief Financial Officer

Date: December 8, 2016